EXHIBIT 5.6
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               [GILBERT LAUSTSEN JUNG ASSOCIATES LTD. LETTERHEAD]





RE:      SHORT FORM BASE SHELF PROSPECTUS OF CANADIAN NATURAL RESOURCES LIMITED

We are a firm of independent petroleum consultants of Calgary, Alberta having prepared an evaluation report entitled "Horizon Oil Sands Project, Surface Mineable Reserves Booking, Effective February 9, 2005" (the "Report"). The Report was dated February 9, 2005.

We refer to the Registration Statement on Form F-9 dated June 3, 2005 (the "Registration Statement") relating to the offering of Debt Securities from time to time by Canadian Natural Resources Limited and hereby consent to the reference to our firm under the heading "Experts" and to the use of our Report which is incorporated by reference in the Registration Statement.

We have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein and derived from the Report, or that is within our knowledge as a result of the services performed by us in connection with the Report.

                                       Yours truly,

                                       /s/ GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

                                       ORIGINALLY SIGNED BY

                                       James H. Willmon, P. Eng.
                                       Vice-President


Dated June 3, 2005